                                     [LETTERHEAD]





                            INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fortis Income Portfolios, Inc.
Fortis Advantage Portfolios, Inc.




We consent to the use of our report incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.



                                            /s/ KPMG Peat Marwick LLP

                                            KPMG Peat Marwick LLP




Minneapolis, Minnesota
November 25, 1997